UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2024
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On December 6, 2024, Novelis Inc. (the “Company” or "we") entered into an amendment (the "ABL Amendment") to its Second Amended and Restated Credit Agreement (as previously amended and as amended by the ABL Amendment, the "ABL Facility"), dated as of October 6, 2014, among the Company and subsidiary borrowers party thereto, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and issuing banks party thereto.
On December 6, 2024, the Company entered into an amendment (the "Term Amendment" and together with the ABL Amendment, the "Amendments") to its Credit Agreement (as previously amended and as amended by the Term Amendment, the "Term Facility" and, together with the ABL Facility, the "Credit Facilities"), dated as of January 10, 2017, among the Company, Novelis ALR Aluminum Holdings Corporation, as co-borrower, the guarantors party thereto, Standard Chartered Bank, as administrative agent and collateral agent and the banks and financial institutions party thereto as lenders.
The Amendments make certain changes to the Credit Facilities to provide the Company's parent, AV Minerals (Netherlands) N.V., with additional flexibility with respect to investments and collateral requirements.
The foregoing description of the Amendments is a general description and is qualified in its entirety by reference to each Amendment, which the Company plans to file as exhibits to its next quarterly report on Form 10-Q.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: December 10, 2024	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer